EXHIBIT 99.1

                             MINNEQUA BANCORP, INC.

               Proxy Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints [_________] and [__________], and either of them, with full power of substitution, proxies to vote all of the stock of Minnequa Bancorp, Inc. ("Minnequa") which the undersigned is entitled to vote at the special meeting of stockholders of Minnequa to be held at Minnequa Bank, 401
W. Northern Avenue, Pueblo, Colorado on [DATE], 2001 at 10:00 a.m. local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, upon the following proposal described in the accompanying document, in accordance with the following instructions. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED ON AN OTHERWISE PROPERLY EXECUTED PROXY, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL.

        To approve the Agreement and Plan of Reorganization, dated as of July 10, 2001, by and among Zions Bancorporation ("Zions"), Vectra Bank Colorado, National Association ("Vectra Bank"), Minnequa, The Minnequa Bank of Pueblo ("Minnequa Bank") and Mahlon T. White, whereby Minnequa will merge with and into Zions, with Zions being the surviving corporation, and whereby Minnequa Bank will merge with and into Vectra Bank, with Vectra Bank being the surviving bank.

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        [_] FOR                 [_] AGAINST                 [_] ABSTAIN
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        In their discretion to vote upon such other matters that may properly come before the meeting.

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X         Please mark your
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          Votes as in this
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          Example.
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Date:                                   Signature(s)
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                                            Please sign here exactly as name(s)
                                            appear(s) on this proxy card. When
                                            signing as attorney, executor,
                                            administrator, trustee, guardian, or
                                            in any other fiduciary capacity,
                                            give full title. If more than one
                                            person acts as trustee, all should
                                            sign. All joint owners must sign.


I plan to attend the Special Meeting: ___________

Please mark, sign and date, and mail in the enclosed postage paid envelope.